                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                            Current Report Pursuant
                         To Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (date of earliest event reported): September 22, 1997


                    IMPERIAL CREDIT MORTGAGE HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


                                   Maryland
                (State or Other Jurisdiction of Incorporation)


          0-19861                                    33-0675505
    (Commission File Number)                (I.R.S. Employer Identification No.)


                              20371 Irvine Avenue
                      Santa Ana Heights, California 92707
         (Address of Principal Executive Offices, Including Zip Code)


                                (714) 556-0122
             (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.   OTHER EVENTS

This filing is made to effect the incorporation by reference of the accompanying exhibits in the Company's Registration Statement No. 333-34137 on Form S-3, filed with the Securities and Exchange Commission, which became effective on September 11, 1997, to supply information omitted from Item 14 of the above described Registration Statement (Attached as Annex A).


ITEM 7.   EXHIBITS

     (c)  EXHIBITS

          1.1   -   Underwriting Agreement.

          5.1   -   Legal Opinion of Freshman, Marantz, Orlanski, Cooper &
                    Klein.

          5.2   -   Legal Opinion of Ballard Spahr Andrews & Ingersoll.

          23.1  -   Consent of KPMG Peat Marwick LLP regarding the Company.

          23.2  -   Consent of KPMG Peat Marwick LLP regarding ICI Funding
                    Corporation.

          23.3  -   Consent of Freshman, Marantz, Orlanski, Cooper & Klein
                    (contained in Exhibit 5.1).

          23.4  -   Consent of Ballard Spahr Andrews & Ingersoll (contained in
                    Exhibit 5.2).

                                    ANNEX A

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses, other than underwriting discounts and commissions, in connection with the offering of Securities are:

     Registration Fee                         $ 60,606

     Legal Fees and Expenses                    75,000

     Accounting Fees and Expenses               70,000

     Blue Sky Qualification and Expenses        10,000
     including Counsel Fees

     American Stock Exchange Listing Fee        17,500

     NASD Fee                                   20,500

     Printing and Engraving Expenses            90,000

     Transfer and Registrar Fees                 5,000

     Miscellaneous                               1,394
                                               -------
     TOTAL                                    $350,000
                                               =======


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      IMPERIAL CREDIT MORTGAGE HOLDINGS, INC.


                                      By: /s/ Richard J. Johnson
                                         --------------------------
                                              Richard J. Johnson
                                           Chief Financial Officer

Date: September 23, 1997